Exhibit 3.2.12

ARTICLES OF INCORPORATION

OF

CARTERSVILLE CENTER, INC.

I

The name of the corporation is:

CARTERSVILLE CENTER, INC.

II

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III

The corporation shall have perpetual duration.

IV

The corporation is a corporation organized for profit and is organized for the following purposes: to engage in any business in which a corporation or corporations may be organized under the Georgia Business Corporation Code.

V

The corporation shall have authority, acting by its board of directors, to issue not more than 1,500 Shares at No Par Value.

VI

The address of the initial registered office of the corporation is 100 Peachtree St. Atlanta, GA 30303, County of Fulton. The name of the registered agent at such address is Corporation Service Company.

VII

The shareholders of the corporation shall have preemptive rights to acquire any unissued shares of the corporation.

VIII

The mailing address of the initial principal office of the corporation is 100 Peachtree St. Atlanta, GA 30303.

IX

The name and address of the incorporator is:

NAME	ADDRESS

Heather Klinzing	Corporation Service Company
100 Peachtree Street
Atlanta, GA 30303

IN WITNESS WHEREOF, the undersigned incorporator has executed the Articles of Incorporation.

Dated: October 30, 1998

/s/ Heather Klinzing
Incorporator

hkk

[SEAL] LEWIS A. MASSEY Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

Suite 315, West Tower, 2 Martin Luther King Jr. Drive

Atlanta, Georgia 305334-1530

(404) 656-2817

Registered agent, officer, entity status information on the internet

http://www.sos.state.ga.us

CATHY COX Assistant Secretary of State – Operations WARREN H. RARY Director

TRANSMITTAL INFORMATION

NEW GEORGIA PROFIT OR NONPROFIT CORPORATIONS

DO NOT WRITE IN SHADED ARFEA – SOS USE ONLY

Docket #983030720      PENDING P3503025      CONTROL #

Docket		DATE	AMOUNT	CHECK
Code	311	FILED 10/30/98	RECEIVED 160	RECEIPT # 220160734

TYPE DP	DP	EXAMINER	JURISDICITON (COUNTY CODE) Fulton - 60

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.	983030712
	Corporate Name Reservation Number

	Cartersville Center, Inc.
	Corporate Name

2.	Corporation Service Company		404-659-8832
	Applicant/Attorney

	100 Peachtree Street
	Address

	Atlanta	GA	30303
	City State Zip Code

3.	I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

Mail or deliver to the Secretary of State, at the above address, the following:

1)	This transmittal form

2)	The original and one copy of the Articles of Incorporation

3)	A filing fee of $60.00 payable to Secretary of State. Filing fees are NON-refundable.

NOTE: DO NOT submit this form if you are changing the name of an existing corporation.

/s/ Heather Klinzing	10/13/08
Authorized Signature		Date

Registered agent, officer, entity status information on the internet: http://www.sos.state.ga.us

FORM 227?